Exhibit (c)(2)(i)

Discussion Materials Regarding
January 7, 2011
Project GIBSON
DRAFT
For discussion purposes only

Table of Contents
I. Income Statement Discussion
II. Discounted Cash Flow Analyses
III. Market Valuation Metrics
IV. Potential Talking Points with Sun
Table of Contents
DRAFT
For discussion purposes only

Income Statement Discussion
DRAFT
For discussion purposes only

($ in millions)

	For the Years Ending March 31,					
	FY 2011	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016
Revenue - Distributed Products	$ 351.8	$ 250.4	$ -	$ -	$ -	$ -
Revenue - Current Caraco Products (CM)	34.1	27.6	51.7	64.0	71.0	74.8
Revenue - New Caraco Products (Mfgr)	-	1.3	11.9	21.1	47.9	103.9
Total Revenue	**385.9**	**279.3**	**63.6**	**85.1**	**118.8**	**178.7**
Expenses - Distributed Products	320.9	228.5	-	-	-	-
Expenses - Current Caraco Products (CM)	26.0	22.0	35.6	40.5	46.4	48.9
Expenses - New Caraco Products (Mfgr)	36.5	34.9	41.9	51.1	68.2	99.2
Total Operating Expenses	**383.4**	**285.4**	**77.5**	**91.6**	**114.6**	**148.1**
EBIT- Distributed Products	30.9	21.9	-	-	-	-
EBIT - Current Caraco Products (CM)	8.1	5.6	16.1	23.4	24.6	25.9
EBIT - New Caraco Products (Mfgr)	(36.5)	(33.7)	(30.0)	(30.0)	(20.3)	4.7
Total EBIT	**2.5**	**(6.2)**	**(13.9)**	**(6.5)**	**4.2**	**30.6**
Total EBITDA	**$ 7.3**	**$ (1.4)**	**$ (9.1)**	**$ (1.8)**	**$ 9.0**	**$ 35.4**

William Blair & Company®

I/S - Original Model (Dec. 22, 2010)
Income Statement Discussion
▪ Shown is the Income Statement from to Dec. 22, 2010, prior to the adjustments due to the Consulting audit that demonstrated problems with manufacturing operations
▪ Revenues, expenses and EBIT are shown by operating unit: Distribution, Contract Manufacturing and
 GIBSON Manufacturing
▪ Assumptions:
 ▪ Distribution will end at year end 2012
 ▪ Manufacturing will recommence January 2012
▪ Based on Management’s projections
DRAFT
For discussion purposes only

($ in millions)

	For the Years Ending March 31,					
	FY 2011	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016
Revenue - Distributed Products	$ 351.8	$ 255.6	$ -	$ -	$ -	$ -
Revenue - Current Caraco Products (CM)	34.1	36.9	63.3	69.6	82.2	87.2
Revenue - New Caraco Products (Mfgr)	-	0.7	10.6	19.5	41.8	92.5
Total Revenue	**385.9**	**293.2**	**74.0**	**89.0**	**124.0**	**179.7**
Expenses - Distributed Products	320.9	233.0	-	-	-	-
Expenses - Current Caraco Products (CM)	26.0	27.2	38.1	44.8	56.1	59.5
Expenses - New Caraco Products (Mfgr)	36.5	35.4	44.1	52.3	63.7	86.7
Total Operating Expenses	**383.4**	**295.6**	**82.1**	**97.1**	**119.8**	**146.2**
EBIT- Distributed Products	30.9	22.6	-	-	-	-
EBIT - Current Caraco Products (CM)	8.1	9.7	25.3	24.8	26.1	27.7
EBIT - New Caraco Products (Mfgr)	(36.5)	(34.6)	(33.4)	(32.8)	(21.9)	5.9
Total EBIT	**2.5**	**(2.3)**	**(8.1)**	**(8.0)**	**4.2**	**33.5**
Total EBITDA	**$ 7.3**	**$ 2.4**	**$ (3.4)**	**$ (3.3)**	**$ 9.0**	**$ 38.3**

William Blair & Company®

I/S - New Model (Jan. 5, 2011)
▪ Shown is the Income Statement as of January 5, 2011
▪ Revenues, expenses and EBIT are shown by operating unit: Distribution, Contract Manufacturing and
 GIBSON Manufacturing
▪ Assumptions:
 ▪ Distribution will end at year end 2012
 ▪ Manufacturing will recommence March 2012, two months later than original plan (December
 22,2010)
 ▪ Includes additional changes by management to reflect new assumptions regarding contract manufacturing and other items
▪ Based on Management’s projections
DRAFT
For discussion purposes only
Income Statement Discussion

($ in millions)

	For the Years Ending March 31,					
	FY 2011	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016
Revenue - Distributed Products	$ -	$ 5.2	$ -	$ -	$ -	$ -
Revenue - Current Caraco Products (CM)	-	9.3	11.6	5.6	11.2	12.4
Revenue - New Caraco Products (Mfgr)	-	(0.5)	(1.3)	(1.7)	(6.1)	(11.4)
Total Revenue	-	**14.0**	**10.4**	**3.9**	**5.2**	**1.0**
Expenses - Distributed Products	-	4.6	-	-	-	-
Expenses - Current Caraco Products (CM)	-	5.2	2.5	4.2	9.8	10.7
Expenses - New Caraco Products (Mfgr)	-	0.4	2.1	1.2	(4.5)	(12.5)
Total Operating Expenses	-	**10.1**	**4.6**	**5.4**	**5.2**	**(1.9)**
EBIT- Distributed Products	-	0.7	-	-	-	-
EBIT - Current Caraco Products (CM)	-	4.1	9.1	1.3	1.5	1.7
EBIT - New Caraco Products (Mfgr)	-	(0.9)	(3.4)	(2.9)	(1.5)	1.2
Total EBIT	-	**3.8**	**5.7**	**(1.5)**	**(0.1)**	**2.9**
Total EBITDA	$	$ 3.8	$ 5.7	$ (1.5)	$ (0.1)	$ 2.9

William Blair & Company®

▪ Shown is a comparison of the original model as of December 22, 2010 and Company’s revised model as of January 5, 2010
▪ Based on Management’s projections
I/S Comparison - Dec. 22, 2010 vs. Jan. 5, 2011
-
Comparison = New Model - Original Model.
DRAFT
For discussion purposes only
Income Statement Discussion

I/S Scenario 1 - Shut Down Mar. 31, 2011
▪ Assumed that GIBSON’s manufacturing operations are discontinued March 31, 2011
▪ Contract manufacturing assumed to continue as detailed in the Company plan (January 5, 2011)
▪ GIBSON manufacturing expense assumptions:
Expense	2012P (‘000s)	Expense % Remaining
Material Charges	$434	0%
Salaries & Wages(1)	14,129	NA
Operational Supplies	531	25%
Chemical & Solvents	247	0%
Repairs & Maintenance	608	25%
Utilities	1,146	25%
Freight	74	0%
Legal & Professional(2)	5,200	NA
Facility Maintenance & Security	566	75%
All Other Manufacturing Expense	9,511	50%
(1) Removed salary expenses allocated to Manufacturing for: Manufacturing, Packaging, Facilities, QC & QA, Commercial, Sales & Marketing, Salary Adjustments
 and Bonus Payments; for 2012 $10.4 million eliminated and $3.8 million remain.
(2) Removed Lachman Expense each year; for 2012 $3.8 million eliminated and $1.4 million remain.
DRAFT
For discussion purposes only
Income Statement Discussion

($ in millions)

	For the Years Ending March 31,					
	FY 2011	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016
Revenue - Distributed Products	$ 351.8	$ 255.6	$ -	$ -	$ -	$ -
Revenue - Current Caraco Products (CM)	34.1	36.9	63.3	69.6	82.2	87.2
Revenue - New Caraco Products (Mfgr)	-	-	-	-	-	-
Total Revenue	**385.9**	**292.5**	**63.3**	**69.6**	**82.2**	**87.2**
Expenses - Distributed Products	320.9	233.0	-	-	-	-
Expenses - Current Caraco Products (CM)	26.0	27.2	38.1	44.8	56.1	59.5
Expenses - New Caraco Products (Mfgr)	36.5	13.3	13.3	13.3	13.3	13.3
Total Operating Expenses	**383.4**	**273.6**	**51.4**	**58.1**	**69.5**	**72.9**
EBIT- Distributed Products	30.9	22.6	-	-	-	-
EBIT - Current Caraco Products (CM)	8.1	9.7	25.3	24.8	26.1	27.7
EBIT - New Caraco Products (Mfgr)	(36.5)	(13.3)	(13.3)	(13.3)	(13.3)	(13.3)
Total EBIT	**2.5**	**18.9**	**11.9**	**11.4**	**12.7**	**14.3**
Total EBITDA	**$ 7.3**	**$ 23.7**	**$ 18.7**	**$ 20.2**	**$ 23.5**	**$ 27.1**

William Blair & Company®

I/S Scenario 1 - Shut Down Mar. 31, 2011
▪ Shown is the income statement from Jan 5, 2011 adjusted to assume a plant shut down March 31, 2011
 (see assumptions on prior page)
▪ Assumes in-licensing capital expenditure of $10 million each year beginning 2012; amortized over 5 years
▪ Flatline manufacturing expenses in future years, post 2012
DRAFT
For discussion purposes only
Income Statement Discussion

($ in millions)

	For the Years Ending March 31,					
	FY 2011	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016
Revenue - Distributed Products	$ 351.8	$ 255.6	$ -	$ -	$ -	$ -
Revenue - Current Caraco Products (CM)	34.1	36.9	63.3	69.6	92.8	106.7
Revenue - New Caraco Products (Mfgr)	-	0.7	-	-	-	-
Total Revenue	**385.9**	**293.2**	**63.3**	**69.6**	**92.8**	**106.7**
Expenses - Distributed Products	320.9	233.0	-	-	-	-
Expenses - Current Caraco Products (CM)	26.0	27.2	38.1	44.8	62.0	70.5
Expenses - New Caraco Products (Mfgr)	36.5	34.9	15.9	15.9	15.9	15.9
Total Operating Expenses	**383.4**	**295.1**	**54.0**	**60.7**	**77.9**	**86.4**
EBIT- Distributed Products	30.9	22.6	-	-	-	-
EBIT - Current Caraco Products (CM)	8.1	9.7	25.3	24.8	30.8	36.2
EBIT - New Caraco Products (Mfgr)	(36.5)	(34.2)	(15.9)	(15.9)	(15.9)	(15.9)
Total EBIT	**2.5**	**(1.9)**	**9.4**	**8.9**	**14.9**	**20.3**
Total EBITDA	**$ 7.3**	**$ 2.9**	**$ 16.1**	**$ 17.6**	**$ 25.7**	**$ 33.0**

William Blair & Company®

I/S Scenario 2 - Shut Down Mar. 31, 2012
▪ Assumed that GIBSON’s manufacturing operations are discontinued as of March 31, 2012
▪ Contract manufacturing revenue and expenses per Management’s guidance, increased due to the site transfer of select products from the GIBSON facility
▪ GIBSON manufacturing expense assumptions from previous assumptions page
▪ Flatline manufacturing expenses in future years, post 2013
DRAFT
For discussion purposes only
Income Statement Discussion

($ in millions)

	For the Years Ending March 31,					
	FY 2011	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016
Revenue - Distributed Products	$ 351.8	$ 255.6	$ -	$ -	$ -	$ -
Revenue - Current Caraco Products (CM)	34.1	36.9	63.3	69.6	82.2	87.2
Revenue - New Caraco Products (Mfgr)	-	-	5.0	14.7	27.6	62.8
Total Revenue	**385.9**	**292.5**	**68.4**	**84.3**	**109.8**	**150.0**
Expenses - Distributed Products	320.9	233.0	-	-	-	-
Expenses - Current Caraco Products (CM)	26.0	27.2	40.1	48.8	62.1	67.5
Expenses - New Caraco Products (Mfgr)	36.5	34.5	39.3	48.2	53.1	65.8
Total Operating Expenses	**383.4**	**294.7**	**79.4**	**96.9**	**115.2**	**133.3**
EBIT- Distributed Products	30.9	22.6	-	-	-	-
EBIT - Current Caraco Products (CM)	8.1	9.7	23.3	20.8	20.1	19.7
EBIT - New Caraco Products (Mfgr)	(36.5)	(34.5)	(34.2)	(33.4)	(25.5)	(3.0)
Total EBIT	**2.5**	**(2.2)**	**(11.0)**	**(12.6)**	**(5.4)**	**16.7**
Total EBITDA	**$ 7.3**	**$ 2.6**	**$ (4.2)**	**$ (3.9)**	**$ 5.3**	**$ 29.4**

William Blair & Company®

I/S Scenario 3 - Jan. 5, 2011, Delayed 2 Quarters
▪ Based on Management projections from January 5, 2011 with Manufacturing revenue and Material Costs delayed 2 quarters
▪ Assumes in-licensing capital expenditure of $10 million each year beginning 2012; amortized over 5 years
DRAFT
For discussion purposes only
Income Statement Discussion

($ in millions)

	For the Years Ending March 31,					
	FY 2011	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016
Revenue - Distributed Products	$ -	$ -	$ -	$ -	$ -	$ -
Revenue - Current Caraco Products (CM)	-	-	-	-	-	-
Revenue - New Caraco Products (Mfgr)	-	0.7	5.6	4.7	14.2	29.8
Total Revenue	-	0.7	5.6	4.7	14.2	29.8
Expenses - Distributed Products	-	-	-	-	-	-
Expenses - Current Caraco Products (CM)	-	-	-	-	-	-
Expenses - New Caraco Products (Mfgr)	-	0.9	4.8	4.1	10.6	20.9
Total Operating Expenses	-	0.9	4.8	4.1	10.6	20.9
EBIT- Distributed Products	-	-	-	-	-	-
EBIT - Current Caraco Products (CM)	-	-	-	-	-	-
EBIT - New Caraco Products (Mfgr)	-	(0.1)	0.8	0.6	3.6	8.9
Total EBIT	-	(0.1)	0.8	0.6	3.6	8.9
Total EBITDA	$ -	$ (0.1)	$ 0.8	$ 0.6	$ 3.6	$ 8.9

William Blair & Company®

I/S Comparison - Jan. 5, 2011 vs 2 Quarters Adjustment
▪ Shown is a comparison of January 5, 2011 model and the January 5, 2011 model adjusted assuming manufacturing delayed 2 quarters
▪ January 5, 2011 model and the January 5, 2011 2Q delayed model are adjusted for in-licensing capital expenditure of $10 million each year beginning 2012; amortized over 5 years
Comparison = New Model - New Model (Delayed Two Quarters).
DRAFT
For discussion purposes only
Income Statement Discussion

Discounted Cash Flow Analyses
DRAFT
For discussion purposes only

Key Assumptions Underlying our Analysis
Discounted Cash Flow Analyses
▪ At the instruction of the Independent Committee (the “Committee”), we have performed discounted cash flow analyses on different potential operating scenarios:
 – Base Case: Management’s current forecast through fiscal year 2016, which reflects the resumption of
 GIBSON’s manufacturing activities in fiscal year 2012 (the “Forecast”) in addition to ongoing contract manufactured business
 – Scenario 1: The Forecast, with manufacturing activities terminating on March 31, 2011
 – Scenario 2: The Forecast, with manufacturing activities terminating on March 31, 2012
 – Scenario 3: Management’s current forecast above; however, adjusted assuming the ability to manufacture products is delayed a further two quarters
▪ We have been advised by the Committee that the Forecast examined by us has been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the senior management of GIBSON
▪ For scenarios involving the termination of manufacturing activities, we have relied on the advice of the
 Committee regarding certain assumptions (e.g., shutdown costs, liquidation proceeds, etc.) to enable this analysis and express no opinion with respect to the estimates and judgments on which those assumptions are based
▪ Further, we acknowledge to the Committee that adjustments to these assumptions may have a material effect on the outcome of the discounted cash flow analysis
▪ Finally, we are not expressing any opinion as to the relative merits of any alternative operating scenario that might exist for GIBSON or the effect of any other transaction in which GIBSON might engage
DRAFT
For discussion purposes only

$ 0.00	8.0x	9.0x	10.0x
11.0%	$ 5.61	$ 6.17	$ 6.72
12.0%	5.42	5.95	6.48
13.0%	5.24	5.74	6.25
14.0%	5.07	5.55	6.03
15.0%	4.90	5.36	5.83

William Blair & Company®

Base Case - New Plan (January 5, 2011)
▪ Based on GIBSON’s balance sheet and
 cash flow projections for 2011-2016
▪ EBITDA exit multiples ranging from 8.0x
 to 10.0x
▪ Discount rates ranging from 11.0% to
 15.0%
▪ Present value as of January 31, 2011
▪ Net working capital (per Management
 balance sheet projections) and capital
 expenditures (includes $10 million per
 year beginning 2012) held constant
 throughout scenarios
▪ Reflects GIBSON’s common shares
 outstanding per 10Q as of 9/30/10, includes
 Series B shares which convert 1:1
Parameters
GIBSON Stand-Alone (Price Per Share)
Exit Multiple Range
Discounted Cash Flow Analyses
Discount
Rate
DRAFT
For discussion purposes only

$ 0.00	8.0x	9.0x	10.0x
11.0%	$ 5.20	$ 5.59	$ 5.98
12.0%	5.05	5.43	5.80
13.0%	4.91	5.27	5.63
14.0%	4.78	5.12	5.46
15.0%	4.65	4.98	5.31

William Blair & Company®

Scenario 1 - Cease Manufacturing March 31, 2011
Parameters
GIBSON Stand-Alone (Price Per Share)
Discounted Cash Flow Analyses
▪ Based on GIBSON’s balance sheet and
 cash flow projections for 2011-2016
▪ EBITDA exit multiples ranging from 8.0x
 to 10.0x
▪ Discount rates ranging from 11.0% to
 15.0%
▪ Present value as of January 31, 2011
▪ Net working capital (per Management
 balance sheet projections) and capital
 expenditures (includes $10 million per
 year beginning 2012) held constant
 throughout scenarios
▪ Reflects GIBSON’s common shares
 outstanding per 10Q as of 9/30/10, includes
 Series B shares which convert 1:1
▪ Flatlined manufactured operating expenses
 after 2012
Exit Multiple Range
Discount
Rate
DRAFT
For discussion purposes only

[illegible]	8.0x	9.0x	10.0x
11.0%	$ 5.61	$ 6.09	$ 6.57
12.0%	5.44	5.89	6.35
13.0%	5.27	5.70	6.14
14.0%	5.11	5.52	5.94
15.0%	4.96	5.35	5.75

William Blair & Company®

Scenario 2 - Cease Manufacturing March 31, 2012
Parameters
GIBSON Stand-Alone (Price Per Share)
Discounted Cash Flow Analyses
▪ Based on GIBSON’s balance sheet and
 cash flow projections for 2011-2016
▪ EBITDA exit multiples ranging from 8.0x
 to 10.0x
▪ Discount rates ranging from 11.0% to
 15.0%
▪ Present value as of January 31, 2011
▪ Net working capital (per Management
 balance sheet projections) and capital
 expenditures (includes $10 million per
 year beginning 2012) held constant
 throughout scenarios
▪ Reflects GIBSON’s common shares
 outstanding per 10Q as of 9/30/10, includes
 Series B shares which convert 1:1
▪ Flatlined manufactured operating expenses
 after 2013
Exit Multiple Range
Discount
Rate
DRAFT
For discussion purposes only

$ 0.00	8.0x	9.0x	10.0x
11.0%	$ 4.45	$ 4.88	$ 5.30
12.0%	4.31	4.72	5.12
13.0%	4.18	4.56	4.95
14.0%	4.05	4.42	4.79
15.0%	3.93	4.28	4.64

William Blair & Company®

Scenario 3 - New Plan (Two Quarter Delay)
Parameters
GIBSON Stand-Alone (Price Per Share)
Discounted Cash Flow Analyses
▪ Based on GIBSON’s balance sheet and
 cash flow projections for 2011-2016
▪ EBITDA exit multiples ranging from 8.0x
 to 10.0x
▪ Discount rates ranging from 11.0% to
 15.0%
▪ Present value as of January 31, 2011
▪ Net working capital (per Management
 balance sheet projections) and capital
 expenditures (includes $10 million per
 year beginning 2012) held constant
 throughout scenarios
▪ Reflects GIBSON’s common shares
 outstanding per 10Q as of 9/30/10, includes
 Series B shares which convert 1:1
Exit Multiple Range
Discount
Rate
DRAFT
For discussion purposes only

Market Valuation Metrics
DRAFT
For discussion purposes only

AmerisourceBergen

DR. REDDY'S

CardinalHealth

LUPIN

McKESSON

Empowering Healthcare

Mylan®

RANBAXY

LABORATORIES LIMITED

TEVA

TEVA PHARMACEUTICALS USA

PAR

Watson™

William Blair & Company®

Selected Publicly Traded Companies
Note: No selected company is directly comparable to GIBSON.
Market Valuation Metrics
DRAFT
For discussion purposes only

Indexed Price
120
110
100
90
80
70
60
Jan-10
Feb-10
Mar-10
Apr-10
May-10
Jun-10
Jul-10
Aug-10
Sep-10
Oct-10
Nov-10
Dec-10
S&P 500 (12.3%)
GIBSON (-21.6%)
Selected Companies (8.1%)

Indexed Price
140
120
100
80
60
40
20
0
Apr-08
Jul-08
Oct-08
Jan-09
Apr-09
Jul-09
Oct-09
Jan-10
Apr-10
Jul-10
Oct-10
Jan-11
S&P 500 (-9.6%)
GIBSON (-71.9%)
Selected Companies (25.1%)

William Blair & Company®

Market Performance of Selected Companies
Last Twelve Months
Source: FactSet as of January 5, 2011.
Market Valuation Metrics
(71.9%)
(9.6%)
25.1%
Last Three Years
(21.6%)
12.3.%
8.1%
DRAFT
For discussion purposes only

35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
27.1%
24.0%
20.2%
11.8%
8.9%
7.3%
5.8%
3.4%
3.4%
3.2%
25.9%
MYL
LUP
TEVA
WPI
PRX
DRED
ABC
RAN
MCK
CAH
GIB

Median: 18.6%
40.0%
30.0%
20.0%
10.0%
0.0%
(10.0%)
(20.0%)
35.8%
24.8%
22.9%
21.5%
19.5%
17.7%
13.3%
13.1%
4.1%
(12.4%)
NMF
MYL
TEVA
PRX
LUP
RAN
WPI
ABC
MCK
DRED
CAH
GIB

Median: 42.5%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
63.3%
56.5%
52.5%
51.1%
45.0%
40.1%
34.5%
5.3%
3.9%
3.0%
12.9%
RAN
TEVA
DRED
LUP
WPI
MYL
PRX
MCK
CAH
ABC
GIB

Median: 21.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
33.0%
23.6%
22.9%
21.9%
21.1%
20.9%
15.4%
2.2%
1.7%
1.5%
3.3%
TEVA
RAN
MYL
DRED
LUP
WPI
PRX
MCK
CAH
ABC
GIB

William Blair & Company®

Selected Company Operating Metrics
3 Year Revenue CAGR (FY 2007-2010E)
3 Year EBITDA CAGR (FY 2007-2010E)
LTM Gross Profit Margin %
LTM EBITDA Margin %
Median: 8.1%
Market Valuation Metrics
Sources: SEC filings, CapitalIQ and FactSet Research Systems. Data as of January 05, 2011.
DRAFT
For discussion purposes only

Median: 2.46x
4.26x
3.97x
3.42x
2.97x
2.68x
2.25x
1.06x
0.16x
0.13x
0.12x
0.41x
DRED LUP TEVA RAN MYL WPI PRX MCK CAH ABC GIB

Median: 2.39x
3.91x
3.85x
3.25x
3.12x
2.60x
2.19x
1.14x
0.16x
0.13x
0.12x
NA
DRED LUP TEVA RAN MYL WPI PRX MCK CAH ABC GIB

Median: 2.10x
3.26x
3.26x
2.82x
2.73x
2.35x
1.84x
1.31x
0.15x
0.13x
0.11x
NA
DRED LUP TEVA RAN MYL WPI PRX MCK CAH ABC GIB

William Blair & Company®

Selected Company Revenue Valuation Multiples
EV / LTM Revenue
EV / CY 2011P Revenue
EV / CY 2010E Revenue
Market Valuation Metrics
Sources: SEC filings, CapitalIQ and FactSet Research Systems. Data as of January 05, 2011.
DRAFT
For discussion purposes only

Median: 10.6x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
20.1x
18.6x
12.5x
11.6x
10.8x
10.4x
7.8x
7.7x
7.2x
6.9x
12.4x
DRED LUP RAN MYL WPI TEVA ABC CAH MCK PRX GIB

Median: 9.3x
20.0x
16.0x
12.0x
8.0x
4.0x
0.0x
18.7x
18.0x
16.5x
9.5x
9.4x
9.1x
7.9x
7.6x
6.9x
6.1x
NA
DRED LUP RAN MYL TEVA WPI ABC CAH MCK PRX GIB

Median: 7.9x
20.0x
16.0x
12.0x
8.0x
4.0x
0.0x
14.6x
14.5x
14.5x
8.4x
8.2x
7.7x
7.2x
6.9x
6.2x
5.4x
NA
DRED RAN LUP MYL TEVA WPI ABC CAH MCK PRX GIB

William Blair & Company®

Selected Company EBITDA Valuation Multiples
EV / LTM EBITDA
EV / CY 2010E EBITDA
EV / CY 2011P EBITDA
Market Valuation Metrics
Sources: SEC filings, CapitalIQ and FactSet Research Systems. Data as of January 05, 2011.
DRAFT
For discussion purposes only

Announced Date	Closed Date	Target	Acquirer	Enterprise Value	EV / LTM Revenue	EV / LTM EBITDA
Pharmaceutical						
6/17/09	12/2/09	Arrow Group Ltd.	Watson Pharmaceuticals, Inc.	1,775.3	2.75x	9.6x
11/23/08	12/29/08	Alpharma Inc.	King Pharmaceuticals	1,261.5	1.51x	NMF
7/17/08	12/23/08	Barr Pharmaceuticals	Teva Pharmaceutical Industries Ltd.	8,672.7	3.11x	12.7x
3/31/08	7/23/08	Bentley Pharmaceuticals, Inc.	Teva Pharmaceutical Industries Ltd.	338.5	2.54x	15.4x
5/12/07	10/2/07	Merck Generic Holdings	Mylan, Inc.	6,982.0	2.87x	16.6x
5/10/07	7/18/07	Actavis Group hf.	Novator	5,957.2	5.49x	25.75x
3/12/06	11/3/06	Andrx Corporation	Watson Pharmaceuticals	1,528.1	1.53x	16.68x
				Mean	2.83x	16.1x
				Median	2.75x	16.0x
Distribution						
11/17/10	Pending	Kinray, Inc.	Cardinal Health, Inc.	$1,300.0	0.37x	NA
3/28/07	10/1/07	Bellco Health Corp.	AmerisourceBergen Corporation	190.0	0.10x	NA
5/25/07	5/31/07	Activis Healthcare Solutions, Inc.	PSS World Medical Inc.	15.2	0.69x	NA
6/30/06	9/1/06	Intercare Pharmaceutical Distribution Ltd.	Boots Group plc	79.5	0.21x	NA
				Mean	0.34x	NA
				Median	0.29x	NA
				Overall		
				Mean	1.92x	16.1x
				Median	1.53x	16.0x

William Blair & Company®

Selected M&A Transactions
Sources: Capital IQ and public company filings.
Market Valuation Metrics
DRAFT
For discussion purposes only

# of Transactions: 241

Metric	Premiums Paid Data Percentile								
	10th	20th	30th	40th	50th	60th	70th	80th	90th
One Day Prior	(1.0%)	1.4%	8.8%	13.2%	18.9%	25.0%	34.1%	45.8%	83.1%
One Week Prior	(0.5%)	2.7%	8.3%	14.4%	19.4%	27.4%	36.7%	50.8%	79.2%
One Month Prior	(2.3%)	5.5%	12.5%	19.7%	25.4%	33.5%	42.2%	54.3%	81.8%
90 Days Prior	(9.4%)	0.8%	10.7%	20.4%	30.1%	36.9%	49.4%	65.9%	107.2%
180 Days Prior	(6.9%)	4.0%	12.7%	21.7%	30.1%	40.6%	49.8%	64.6%	109.7%
360 Days Prior	(28.8%)	(7.8%)	2.6%	15.4%	24.2%	39.1%	51.8%	90.0%	141.0%

William Blair & Company®

Premiums in Public Acquisitions
▪ William Blair analyzed 241 domestic public transactions announced since January 1, 2000 in which
 1.0% to 49.9% of the target’s equity was acquired with the acquiror owning greater than 50.1% but less than 99% of the target prior to the transaction. Upon completion of the transaction the acquiror owned 100% of the target.
▪ William Blair compared the price of each transaction to the closing price of the target stock one day, one week, one month, 90 days, 180 days, and 360 days prior to the announcement of the transaction
Source: FactSet Research Systems. Data as of December 28, 2010.
Market Valuation Metrics
DRAFT
For discussion purposes only

# of Transactions: 42

Metric	Premiums Paid Data Percentile								
	10th	20th	30th	40th	50th	60th	70th	80th	90th
One Day Prior	(1.8%)	3.4%	8.6%	15.6%	18.9%	26.3%	33.0%	40.0%	70.0%
One Week Prior	(1.8%)	3.6%	11.1%	17.7%	22.4%	28.6%	34.8%	56.9%	77.0%
One Month Prior	(5.1%)	0.4%	3.2%	12.5%	18.7%	25.0%	39.6%	46.3%	80.4%
90 Days Prior	(17.4%)	(4.9%)	0.0%	5.7%	24.0%	30.5%	48.3%	82.8%	153.4%
180 Days Prior	(9.4%)	(0.3%)	6.2%	14.8%	27.4%	36.7%	55.9%	77.2%	131.7%
360 Days Prior	(11.8%)	(0.2%)	3.7%	19.1%	23.1%	45.2%	52.7%	86.8%	136.2%

William Blair & Company®

Premiums in Public Acquisitions
▪ William Blair analyzed 42 domestic public transactions announced since January 1, 2000 in which
 15% to 35% of the target’s equity was acquired with the acquiror owning between 65% to 85% of the target prior to the transaction. Upon completion of the transaction the acquiror owned 100% of the target.
▪ William Blair compared the price of each transaction to the closing price of the target stock one day, one week, one month, 90 days, 180 days, and 360 days prior to the announcement of the transaction
Source: FactSet Research Systems. Data as of December 28, 2010.
Market Valuation Metrics
DRAFT
For discussion purposes only

Preliminary Talking Points
for Sun Negotiation
DRAFT
For discussion purposes only

Preliminary Talking Points for Sun Negotiation
▪ The announced premium on December 6, 2010 of 5% represents a below median premium for the transaction. This is the case for both:
 – Public company acquisitions generally
 – Public company acquisitions where the buyer owned greater than 50.1%, but less than 99.9% prior to acquiring the remaining shares
 – Public company acquisitions where the buyer owned greater than 65.0%, but less than 85% prior to acquiring the remaining shares
▪ At a proposed offer price per share of $4.75, it is not clear that the value of the shares has been maximized
 – The Independent Committee may want to consider an alternative to the current business plan, whereby all manufacturing activities at the plant cease as soon as possible
 – The Independent Committee may consider other possible alternatives including finding alternative buyers for the minority shares
 – The minority shareholders may not sell, leaving Sun as owner of less than the 90% threshold to complete a squeeze out merger
 – Exploration of all of these alternatives take time and will delay a possible transaction with Sun
Potential Talking Points with Sun
 In an attempt to maximize the potential value obtained in a possible transaction with Sun, we believe the following points represent some of the key themes that should be developed during future negotiations:
DRAFT
For discussion purposes only

Preliminary Talking Points for Sun Negotiation (ctd.)
▪ The announced share price has been deemed unsatisfactory by the market
 – Immediately following the announcement, the stock price increased to a high of $5.29 on December 13th due to the expectation that a higher price would be achieved
 – There have been numerous shareholder lawsuits filed against the Company on the basis that $4.75 per share is inadequate
 – The Company has received correspondence from existing shareholders (including large institutional investors) stating their opposition to the deal given the proposed price per share
▪ To ensure an expeditious transaction is achieved, it is imperative that the Company achieve a higher share price than $4.75 that will enable broad support from the minority shareholders. If not, the deal will encounter several challenges:
 – Enhanced legal costs
 – Delayed closing
 – Deterioration of the value of the Company (i.e., lost employees, strained customer relationships, distraction from consent decree remediation work, etc.)
Potential Talking Points with Sun